EXHIBIT 99.1




                         BALCHEM CORPORATION (AMEX: BCP)
                         -------------------------------
    Reported as follows (unaudited) for the quarter ended September 30, 2006
                ($000 Omitted Except for Net Earnings Per Share)

             All per share information has been adjusted to reflect the three for two stock split effected in the form of a
               50% stock dividend declared on December 15, 2005.

                    For the Three Months Ended September 30,
                    ----------------------------------------

                                                          2006            2005
                                                          ----            ----

Net sales                                               $ 25,122        $ 21,145
Gross profit                                               8,673           7,649
Operating expenses                                         3,692           2,918
                                                        --------        --------
Earnings from operations                                   4,981           4,731
Other income (expense)                                        (3)            126
                                                        --------        --------
Earnings before income tax expense                         4,978           4,857
Income tax expense                                         1,827           1,833
                                                        --------        --------
Net earnings                                            $  3,151        $  3,024
                                                        ========        ========

Basic net earnings per common share                     $   0.27        $   0.26
Diluted net earnings per common share                   $   0.26        $   0.25


                     For the Nine Months Ended September 30,
                     ---------------------------------------

                                                          2006            2005
                                                          ----            ----

Net sales                                               $ 74,819        $ 59,969
Gross profit                                              25,695          21,943
Operating expenses                                        11,375           8,902
                                                        --------        --------
Earnings from operations                                  14,320          13,041
Other income (expense)                                       (84)            231
                                                        --------        --------
Earnings before income tax expense                        14,236          13,272
Income tax expense                                         5,172           4,950
                                                        --------        --------
Net earnings                                            $  9,064        $  8,322
                                                        ========        ========

Basic net earnings per common share                     $   0.78        $   0.72
Diluted net earnings per common share                   $   0.75        $   0.69

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Balchem Corporation (AMEX:BCP)                                                 2

         Record net sales of $25.1 million were achieved for the quarter ended September 30, 2006. This is an increase of 18.8% above the $21.1 million result of the prior year comparable quarter. Record net earnings for the third quarter were $3.2 million, an increase of $0.1 million, or 4.2% as compared with the same period last year. This result includes $0.2 million of expense to recognize the impact of SFAS 123R (equity based compensation), which the Company adopted on January 1, 2006, and $0.2 million of expenses to support our recent pharmaceutical initiative. The $3.2 million in net earnings resulted in an increase in diluted net earnings of 4.0% to $0.26 per share for the third quarter of 2006 versus $0.25 per share for the comparable quarter of the prior year. Excluding the impact of the SFAS 123R charges, net earnings increased
11.0% quarter-over-quarter to $3.4 million, or $0.28 per diluted share. These results are comparable to net earnings of $3.0 million, or $0.25 per diluted share, for the previously reported third quarter of 2005, which did not require recognition of SFAS 123R charges.

         In the third quarter of 2006, sales of the Encapsulated/Nutritional Products segment were $10.3 million, an increase of 21.7% from the prior year comparable quarter. This includes $1.2 million of sales from the Chelated Minerals Corporation (CMC) acquisition. Additional organic growth was derived principally from strength in sales of food, nutritional and human choline products, which grew 9.0% over the prior year comparable period. Earnings from operations for this segment improved 8.7% to $1.0 million in the current period as compared to $0.94 million in the comparable quarter of the prior year. The ARC Specialty Products segment generated earnings from operations of $2.9 million on quarterly sales of $8.0 million, which were 8.4% higher than the prior year comparable quarter, principally a result of increased sales of ethylene oxide products. Earnings from operations for this segment were 0.6% higher than the prior year quarter, primarily a result of the increased sales being partially offset by higher raw material costs and the inclusion of $0.12 million for the aforementioned SFAS 123R expense. The BCP Ingredients segment achieved quarterly sales of $6.8 million, increasing 28.7% over the prior year comparable quarter, with continued strong sales volumes in dry and aqueous choline products for the poultry and swine industries. The overall increase in sales volume drove earnings from operations for this segment, improving 16.0% to $1.1 million, as compared to $0.94 million in the prior year comparable quarter. The positive impact of the increased sales volume was partially offset by higher raw material costs in this segment also.

         Consolidated gross profit for the quarter ended September 30, 2006 was $8.7 million, or an increase of 13.4% compared to $7.6 million for the prior year comparable period, primarily due to the above noted increase in sales. Operating (Selling, R&D, and Administrative) expenses increased 26.5% to $3.7 million, as compared to $2.9 million for the prior year comparable quarter, equaling 14.7% of net sales. This was an increase from the 13.8% of the prior year, and was primarily due to the inclusion of $0.24 million of the SFAS 123R expense, additional amortization and selling expense resulting principally from the CMC acquisition and expenditures in support of our new pharmaceutical initiative.

         For the nine months ended September 30, 2006, net sales have increased 24.8% to $74.8 million compared to $60.0 million in the comparable prior year period. Excluding the acquisition of CMC, as well as the acquisition of certain assets of Loders Croklaan, we have realized growth in the core segments of 16.4%, year-over-year. Net earnings increased 8.9% to $9.1 million or $0.75 per diluted share, from $8.3 million, or $0.69 per diluted share in the prior year comparable

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Balchem Corporation (AMEX:BCP)                                                 3

period. Results for the nine months ended September 30, 2006 includes SFAS 123R expense of $0.66 million, in this initial year of adoption. Excluding the impact of the SFAS 123R charges, net earnings increased 16.9% year-over-year to $9.7 million, or $0.80 per diluted share. These results are comparable to net income of $8.3 million, or $0.69 per diluted share, for the previously reported nine months ended September 30, 2005, which did not require recognition of SFAS 123R charges.

         Balance sheet ratios and our cash flow continue to be strong. Early in the first quarter, we borrowed $10 million, the proceeds of which were used to complete the funding of the CMC acquisition. On September 30, 2006, net cash and investments were $2.7 million, reflecting third quarter payments of $1.5 million of the previously noted borrowings, resulting in no outstanding debt at the end of the quarter.

Outlook
         Commenting on 2006, Dino A. Rossi, President and CEO of Balchem, said "We are pleased with the overall performance of the business, and especially with our sequentially sustained level of profitability. We have successfully implemented price increases in select markets to deal with the persistent, elevated costs of raw materials, and we continue to position the company to grow solidly going forward. Our recent acquisitions are integrated, and while some areas of their cost structures are challenged, they are contributing consistently to our strategic direction. Outside acquisition funding has been completely retired, and we have initiated a number of cost reduction capital projects at our plant facilities to improve our cost position going forward. As noted in the last few earnings press releases, we do expect to deliver double digit growth in sales and earnings over 2005".

Non-GAAP Disclosures
         Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) included in this release are accompanied by disclosures that are not prepared in conformity with GAAP. Management has determined that inclusion of these disclosures provides investors a meaningful presentation of the company's operating results in addition to the GAAP disclosure. These non-GAAP condensed consolidated statements of operations are provided to enhance overall understanding of our current financial performance and how management views operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. This non-GAAP disclosure and management's rationale for providing it is as follows:

         The reported net earnings for the three and nine months ended September 30, 2006 includes expenses related to the expensing of stock options and restricted stock awards in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R "Share Based Payments," which the Company adopted on January 1, 2006. Given the significance and non-cash nature of this expense relative to the operating results for the periods presented, this expense has been excluded from the following third quarter and September 30th year-to-date non-GAAP presentations.

Balchem Corporation (AMEX:BCP)                                                 4


Reconciliation of non-GAAP Earnings
(in 000's, except per share data)
                                          Three Months Ended September 30, 2006

                                             GAAP      FAS 123R    Non-GAAP
                                             ----      --------    --------
                                             Basis                 Pro-Forma
                                             -----                 ---------

Net sales                                  $ 25,122    $     --    $ 25,122
Gross profit                                  8,673          27       8,700
Operating expenses                            3,692        (235)      3,457
                                           --------    --------    --------
Earnings from operations                      4,981         262       5,243
Other income (expense)                           (3)         --          (3)
                                           --------    --------    --------
Earnings before income tax expense            4,978         262       5,240
Income tax expense                            1,827          56       1,883
                                           --------    --------    --------
Net earnings                               $  3,151    $    206    $  3,357
                                           ========    ========    ========

Basic net earnings per common share        $   0.27    $   0.02    $   0.29
Diluted net earnings per common share      $   0.26    $   0.02    $   0.28


                                          Nine Months Ended September 30, 2006

                                             GAAP      FAS 123R    Non-GAAP
                                             ----      --------    --------
                                             Basis                 Pro-Forma
                                             -----                 ---------
Net sales                                  $ 74,819    $     --    $ 74,819
Gross profit                                 25,695          81      25,776
Operating expenses                           11,375        (705)     10,670
                                           --------    --------    --------
Earnings from operations                     14,320         786      15,106
Other income (expense)                          (84)         --         (84)
                                           --------    --------    --------
Earnings before income tax expense           14,236         786      15,022
Income tax expense                            5,172         121       5,293
                                           --------    --------    --------
Net earnings                               $  9,064    $    665    $  9,729
                                           ========    ========    ========

Basic net earnings per common share        $   0.78    $   0.06    $   0.84
Diluted net earnings per common share      $   0.75    $   0.05    $   0.80

Quarterly Conference Call
         A quarterly conference call will be held on Tuesday, October 31, 2006 at 2:00 PM Eastern Standard Time (EST) to review third quarter and YTD 2006 results. Dino A. Rossi, President and CEO, and Frank Fitzpatrick, Chief Financial Officer, will host the call. We invite you to listen to the call by dialing toll-free (877) 407-8289, five minutes prior to the scheduled start time of the conference call. The conference call will be available for digital replay through November 3, 2006, by dialing toll-free (877) 660-6853, and using account #298 and conference ID #216842. This press release, and its accompanying financial exhibits, will also be available on the company website, www.balchem.com, prior to the conference call.
---------------

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Balchem Corporation (AMEX:BCP)                                                 5

Segment Information
         Balchem Corporation consists of three business segments: ARC Specialty Products, Encapsulated/Nutritional Products, and BCP Ingredients. Through ARC Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries. The Encapsulated/Nutritional Products segment provides proprietary microencapsulation and agglomeration solutions to a variety of applications in the food, pharmaceutical, human and animal nutrition marketplaces. BCP Ingredients manufactures and supplies choline chloride and derivatives used primarily in the poultry and swine industries.

Forward Looking Statements
         This release contains forward-looking statements, which reflect Balchem's expectation or belief concerning future events that involve risks and uncertainties. Balchem can give no assurance that the expectations reflected in forward looking statements will prove correct and various factors could cause results to differ materially from Balchem's expectations, including risks and factors identified in Balchem's annual report on Form 10-K for the year ended December 31, 2005. Forward-looking statements are qualified in their entirety by the above cautionary statement. Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date.

Contact:  Karin McCaffery, Telephone:   845-326-5635

Selected Financial Data
($ in 000's)

Business Segment Net Sales:
================================================================================
                                      Three Months Ended      Nine Months Ended
                                         September 30,          September 30,
                                       2006        2005       2006        2005
--------------------------------------------------------------------------------
Specialty Products                   $  7,967    $  7,352   $ 23,927    $ 22,088
--------------------------------------------------------------------------------
Encap/Nutritional Products             10,348       8,503     30,676      23,131
BCP Ingredients                         6,807       5,290     20,216      14,750
--------------------------------------------------------------------------------
Total                                $ 25,122    $ 21,145   $ 74,819    $ 59,969
================================================================================

Business Segment Earnings (Loss):
================================================================================
                                      Three Months Ended      Nine Months Ended
                                         September 30,          September 30,
                                       2006        2005       2006        2005
--------------------------------------------------------------------------------

Specialty Products                   $  2,864    $  2,846   $  8,400    $  8,377
--------------------------------------------------------------------------------
Encap/Nutritional Products              1,027         945      3,079       2,431
BCP Ingredients                         1,090         940      2,841       2,233
Other income (expense)                     (3)        126        (84)        231
--------------------------------------------------------------------------------
Earnings bef. income taxes           $  4,978    $  4,857   $ 14,236    $ 13,272
================================================================================

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Balchem Corporation (AMEX:BCP)                                                 5

Selected Balance Sheet Items
                                                  September 30,    December 31,
                                                  -------------    ------------
                                                      2006            2005
                                                      ----            ----
Cash                                                $  2,660        $ 12,996
Accounts Receivable                                   11,283          11,521
Inventories                                            8,716           8,540
Other Current Assets                                     996           2,209
                                                    --------        --------
Current Assets                                        23,655          35,266

Property, Plant, & Equipment (net)                    30,970          24,400
Other Assets                                          32,225          15,475
                                                    --------        --------
Total Assets                                        $ 86,850        $ 75,141
                                                    ========        ========

Current Liabilities                                 $  7,853        $  9,150
Other Long-Term Obligations                            7,449           5,058
                                                    --------        --------
Total Liabilities                                     15,302          14,208

Stockholders' Equity                                  71,548          60,933
                                                    --------        --------
Total Liabilities and Stockholders' Equity          $ 86,850        $ 75,141
                                                    ========        ========